Exhibit 4.1



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                          SECURITIES PURCHASE AGREEMENT



                                     BETWEEN

                            CBARNEY INVESTMENTS, LTD.


                                       AND

                        NATURAL GAS SERVICES GROUP, INC.





                                  JULY 20, 2004





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                                Table of Contents
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                                                                            Page
                                                                            ----
ARTICLE I
TERMS OF THE TRANSACTION.......................................................1
1.1      Authorization of Shares...............................................1
1.2      Sale and Purchase.....................................................1

ARTICLE II
CLOSING........................................................................1
2.1      Closing...............................................................1
2.2      Closing Deliveries....................................................1

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................................2
3.1      Corporate Organization................................................2
3.2      Capitalization of the Company.........................................2
3.3      Authority Relative to This Agreement..................................3
3.4      Noncontravention......................................................3
3.5      Consents and Approvals................................................4
3.6      Authorization of Issuance; Reservation of Shares......................4
3.7      Financial Condition...................................................4
3.8      SEC Filings...........................................................5
3.9      Internal Accounting Controls..........................................5
3.10     Form S-3 Eligibility..................................................5
3.11     Anti-Takeover Provisions..............................................6
3.12     No General Solicitation or Integrated Offering........................6
3.13     Subsidiaries..........................................................6
3.14     Transactions With Affiliates..........................................6
3.15     Employee Relations....................................................7
3.16     Titles and Assets.....................................................7
3.17     Intellectual Property.................................................7
3.18     Material Agreements...................................................8
3.19     Hedging Agreements....................................................8
3.20     Defaults..............................................................8
3.21     Insurance.............................................................8
3.22     Litigation............................................................9
3.23     Compliance with the Law...............................................9
3.24     Environmental Matters.................................................9
3.25     ERISA................................................................10
3.26     Taxes................................................................11
3.27     Investment Company Act...............................................11
3.28     Public Utility Holding Company Act...................................11




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3.29     Brokerage Fees.......................................................12
3.30     No Material Misstatements............................................12

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE INVESTOR................................12
4.1      Organization.........................................................12
4.2      Authority Relative to This Agreement.................................12
4.3      Noncontravention.....................................................13
4.4      Consents and Approvals...............................................13
4.5      Purchase for Investment..............................................13
4.6      Financial Resources..................................................15
4.7      Brokerage Fees.......................................................15

ARTICLE V
ADDITIONAL AGREEMENTS.........................................................15
5.1      Reasonable Best Efforts..............................................15
5.2      Press Releases.......................................................15
5.3      Fees and Expenses....................................................16
5.4      Alternative Transactions.............................................17
5.5      Expense Reimbursement................................................17
5.6      No Integrated Offerings..............................................17

ARTICLE VI
CONDITIONS TO OBLIGATIONS OF THE COMPANY......................................17
6.1      Representations and Warranties.......................................17
6.2      Covenants and Agreements.............................................17
6.3      Legal Proceedings....................................................17
6.4      Consents.............................................................17

ARTICLE VII
CONDITIONS TO OBLIGATIONS OF INVESTOR.........................................17
7.1      Representations and Warranties.......................................17
7.2      Covenants and Agreements.............................................18
7.3      Legal Proceedings....................................................18
7.4      Legal Opinion........................................................18
7.5      Consents.............................................................18
7.6      Amex Listing.........................................................18
7.7      Due Diligence........................................................18
7.8      Closing Deliveries...................................................18
7.9      Material Adverse Effect..............................................18

ARTICLE VIII
BOARD VISITATION..............................................................18
8.1      Board Visitation.....................................................18


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ARTICLE IX
COVENANTS.....................................................................19
9.1      Survival.............................................................19
9.2      Transfer Restrictions................................................19
9.3      Lock-up..............................................................20
9.4      Registration of Shares...............................................20
9.5      Use of Proceeds......................................................22
9.6      Participation Right..................................................22
9.7      Capitalization Certification.........................................23
9.8      Inspection of Properties and Books...................................23
9.9      Additional Covenants.................................................24
9.10     Confidentiality......................................................25

ARTICLE X
TERMINATION...................................................................26
10.1     Termination; Liabilities Consequent Thereon..........................26

ARTICLE XI
MISCELLANEOUS.................................................................27
11.1     Notices..............................................................27
11.2     Entire Agreement.....................................................28
11.3     Binding Effect; Assignment; No Third Party Beneficiaries.............28
11.4     Severability.........................................................29
11.5     Injunctive Relief....................................................29
11.6     Governing Law........................................................29
11.7     Jurisdiction.........................................................29
11.8     Counterparts.........................................................29
11.9     Amendment............................................................29
11.10    Waiver...............................................................29
11.11    Indemnification......................................................30
11.12    Payment Set Aside....................................................30
11.13    Joint Participation in Drafting......................................30

ARTICLE XII
DEFINITIONS...................................................................31
12.1     Certain Defined Terms................................................31



















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                          SECURITIES PURCHASE AGREEMENT

         This SECURITIES PURCHASE AGREEMENT (this "Agreement") is entered into as of July 20, 2004, between NATURAL GAS SERVICES GROUP, INC., a Colorado corporation (the "Company"), and CBARNEY INVESTMENTS, LTD., a Texas limited partnership (the "Investor").

         WHEREAS, the Company has authorized the sale and issuance of an aggregate of up to Six Hundred Forty-Nine Thousand Five Hundred and Seventy-Four (649,574) shares of its Common Stock, $0.01 par value (the "Shares");

         Whereas, the Investor desires to purchase the Shares on the terms and conditions set forth herein; and

         Whereas, the Company desires to issue and sell the Shares to the Investor on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and the Investor hereby agrees as follows:

                                    ARTICLE I
                            TERMS OF THE TRANSACTION

         1.1 Authorization of Shares. On or prior to the Closing (as defined in Section 2.1), the Company shall authorize the sale and issuance to the Investor of the Shares.

         1.2 Sale and Purchase. Subject to the terms and conditions hereof, at the Closing the Company hereby agrees to issue and sell to the Investor, and the Investor agrees to purchase from the Company, Six Hundred Forty-Nine Thousand Five Hundred and Seventy-Four (649,574) Shares at an aggregate purchase price of Five Million Dollars ($5,000,000).

                                   ARTICLE II
                                     CLOSING

         2.1 Closing. The closing of the sale and purchase of the Shares under this Agreement (the "Closing") shall take place at the offices of Gardere Wynne Sewell LLP, 1000 Louisiana, Houston, Texas 77002, at 10:00 a.m., local time, on a date to be specified by the parties that is as soon as practicable after, but in no event later than the third Business Day following the satisfaction or waiver of each of the conditions set forth in Articles VI and VII, or at such other time or place as the Company and the Investor may mutually agree (the "Closing Date"). All closing transactions at the Closing shall be deemed to have occurred simultaneously.


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         2.2  Closing  Deliveries.  At the  Closing,  subject  to the  terms and conditions hereof, the Company will deliver to the Investor, against payment of the purchase price therefor by wire transfer made payable to the Company:

         (a) a certificate or certificates representing the Shares;

         (b) an Officer's Certificate, dated the date of the Closing, stating that the conditions specified in Article VII have been fully satisfied (other than with respect to the approval by the Investor of any of the items set forth herein);

         (c) certified copies of the resolutions duly adopted by the Company's Board authorizing the execution, delivery and performance of this Agreement and the Ancillary Documents and the issuance and sale of the Shares;

         (d) certified copies of the Articles of Incorporation and Bylaws of the Company, each as in effect at the Closing;

         (e) copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder;

         (f) the Capitalization Schedule (as defined in Section 9.7 below); and

         (g) any other documents related to the transactions contemplated by this Agreement as the Investor or its counsel may reasonably request.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investor that:

         3.1 Corporate Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted. No actions or proceedings to dissolve the Company are pending or, to the best knowledge of the Company, threatened. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except where the failure to so qualify or to be in good standing would not have a Material Adverse Effect.

         3.2      Capitalization of the Company.

         (a) On the Closing Date,  the  authorized  capital stock of the Company



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will  consist  of  30,000,000  shares of Common  Stock and  5,000,000  shares of preferred stock, $0.01 par value, 381,654 of which are designated as 10% Convertible Series A Preferred Stock. As of the date hereof, (i) 5,412,135 shares of Common Stock are outstanding and no shares of preferred stock are outstanding, and (ii) 66,500 shares of Common Stock are reserved for issuance upon exercise of outstanding employee, officer and director stock options and 2,549,336 shares of Common Stock are reserved for issuance upon exercise of outstanding options (excluding employee, officer and director stock options), warrants or conversion rights. All outstanding shares of capital stock of the Company have been validly issued and are fully paid and nonassessable, and no shares of capital stock of the Company are subject to, nor have any been issued in violation of, preemptive or similar rights.

         (b) Except as set forth above in subparagraph (a) of this Section 3.2, there are outstanding on the date hereof (i) no shares of capital stock or other voting securities of the Company; (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of the Company; (iii) no options or other rights to acquire from the Company, and no obligation of the Company to issue or sell, any shares of capital stock or other voting securities of the Company or any securities of the Company convertible into or exchangeable for such capital stock or voting securities; and (iv) no equity equivalents, interests in the ownership or earnings, or other similar rights of or with respect to the Company.

         (c) Except as previously disclosed to the Investor, neither the execution of or Closing under this Agreement nor the consummation of any other transaction currently contemplated by the Company or any of its Subsidiaries, will trigger or cause any adjustment under any anti-dilution provisions or any other similar provisions contained in any agreement as currently in effect that have the effect of (i) causing a decrease in any exercise price or conversion price in any security exercisable for or convertible into shares of Common Stock (a "Common Stock Equivalent"), or (ii) causing an increase in the number of shares of Common Stock that may be acquired upon conversion or exercise of a Common Stock Equivalent.

         3.3 Authority Relative to This Agreement. The Company has full corporate power and authority to execute, deliver, and perform this Agreement and to execute, deliver, and where applicable, perform the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and the execution, delivery, and where applicable, performance by it of the Ancillary Documents to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been (or prior to the Closing will have been) duly authorized by all necessary corporate action of the Company. This Agreement has been duly executed and delivered by the Company and constitutes, and each Ancillary Document executed or to be executed by the Company has been, or when executed will be, duly executed and delivered by the Company and constitutes, or when executed and delivered will constitute, a valid


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and legally binding obligation of the Company,  enforceable  against the Company in accordance with its terms,  except that such enforceability may be limited by
(i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws or judicial decisions now or hereafter in effect relating to creditors' rights generally, and (ii) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         3.4 Noncontravention. The execution, delivery, and performance by the Company of this Agreement and the execution, delivery, and where applicable, the performance by it of Ancillary Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a violation of any provision of the Company's Articles of Incorporation, as amended through the date hereof, or the Company's Bylaws, as amended through the date hereof, or the charter, bylaws, partnership agreement or other governing instruments of any Subsidiary, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any loss of material benefit, or of any right of termination, cancellation, or acceleration under, any Material Agreement, (iii) result in the creation or imposition of any Encumbrance upon the properties of the Company or any Subsidiary or (iv) violate any Applicable Law binding upon the Company or any Subsidiary, other than, in the case of clauses (ii), (iii) and (iv), any such conflicts, violations, defaults, rights or Encumbrances that individually or in the aggregate would not have a Material Adverse Effect.

         3.5 Consents and Approvals. No consent, approval, order, or authorization of, or declaration, filing, or registration with, any Governmental Entity is required to be obtained or made by the Company or any Subsidiary in connection with the execution, delivery, or performance by the Company of this Agreement and the execution, delivery, and where applicable, performance of Ancillary Documents to which it is a party or the consummation of the transactions contemplated hereby and thereby, other than (i) compliance with any applicable requirements of the Securities Act, (ii) compliance with any applicable requirements of the Exchange Act, (iii) compliance with any applicable state securities laws; and (iv) such consents, approvals, orders, or authorizations which, if not obtained, and such declarations, filings, or registrations which, if not made, would not, individually or in the aggregate, have a Material Adverse Effect. Except for such consents as are obtained before or contemporaneously with consummation of the Closing, no consent or approval of any other Person is required to be obtained or made by the Company or any Subsidiary in connection with the execution, delivery, or performance by the Company of this Agreement and execution, delivery and, where applicable, performance of the Ancillary Documents to which it is a party or the consummation of the transactions contemplated hereby and thereby.

         3.6 Authorization of Issuance; Reservation of Shares. When issued and delivered pursuant to this Agreement against payment therefor, the Shares will be validly issued, fully paid and nonassessable. The issuance of the Shares is not subject to any preemptive or similar rights.



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         3.7 Financial Condition.  The audited consolidated balance sheet of the
Company and its Subsidiaries as at December 31, 2003, and the related consolidated statements of income, stockholders' equity and cash flow of the Company and its Subsidiaries for the fiscal year ended on said date, with the opinion thereon of Hein & Associates LLP heretofore furnished to the Investor, and the unaudited consolidated balance sheet of the Company and its Subsidiaries as at March 31, 2004, and the related consolidated statements of income, stockholders' equity and cash flow of the Company and its Subsidiaries for the three-month period ending on such date heretofore furnished to the Investor, are complete and correct and fairly present the consolidated financial condition of the Company and its Subsidiaries as at said dates and the results of its operations for the fiscal year and the three-month period ending on said dates, all in accordance with generally accepted accounting principles ("GAAP"), as applied on a consistent basis (subject, in the case of the interim financial statements, to normal year-end adjustments). Neither the Company nor any Subsidiary has on the date hereof any debt, trade payables, contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Financial Statements or in
Schedule 3.7 or except to the extent that the existence of any of the foregoing would not have a Material Adverse Effect. Since December 31, 2003, there has been no change or event having or reasonably likely to have a Material Adverse Effect, except as disclosed to the Investor in writing. Since the date of the Financial Statements, neither the business nor the properties of the Company's Subsidiaries, taken as a whole, have been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by any Governmental Entity, riot, activities of armed forces or acts of God or of any public enemy.

         3.8 SEC Filings. The Company has complied with its obligations to file with the SEC all forms, reports, schedules, statements and other documents required to be filed by it under the Securities Act and the Exchange Act since January 1, 2000. All forms, reports, schedules, statements, and other documents (including all amendments thereto) filed by the Company with the Securities and Exchange Commission since such date are herein collectively referred to as the "SEC Filings". The SEC Filings, at the time filed, complied in all material respects with all applicable requirements of federal securities laws. None of the SEC Filings, including, without limitation, any financial statements or schedules included therein, at the time filed or as same may have been amended, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         3.9 Internal Accounting Controls. The Company maintains in accordance with Section 13(b)(2)(B) of the Exchange Act a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations,



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(ii)  transactions are recorded as necessary to permit  preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company's Annual Report on Form 10-KSB or Quarterly Report on Form 10-QSB, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of a date within 90 days prior to the filing date of the 2003 Annual Report on Form 10-KSB (the "2003 Annual Report") and the Company's most recently filed Quarterly Report on Form 10-QSB (each such date, an "Evaluation Date"). The Company presented in the 2003 Annual Report and its most recently filed Quarterly Report on Form 10-QSB the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the respective Evaluation Date. Since the Evaluation Date for the 2003 Annual Report, there have been no significant changes in the Company's internal accounting controls (within the meaning of Section 13(b)(2)(B) of the Exchange Act) or, to the Company's knowledge, in other factors that could significantly affect the Company's internal accounting controls.

         3.10 Form S-3 Eligibility. The Company is eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act. The Company is not aware of any current facts or circumstances that would prohibit or delay the preparation and filing of a registration statement on Form S-3 with respect to the Shares. The Company has no basis to believe that its past or present independent public auditors will withhold their consent to the inclusion, or incorporation by reference, of their audit opinion concerning the Company's financial statements to be included in the Registration Statement required to be filed pursuant to Section 9.4 of this Agreement.

         3.11 Anti-Takeover Provisions. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti- takeover provision under its Articles of Incorporation or the laws of the state of its incorporation or other jurisdiction which is or could become applicable to the Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Shares and the Investor's ownership of the Shares.

         3.12 No General Solicitation or Integrated Offering. Neither the Company nor any distributor participating on the Company's behalf in the transactions contemplated hereby (if any) nor any person acting for the Company, or any such distributor, has conducted any "general solicitation" (as such term is defined in Regulation D) with respect to any of the Shares being offered



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hereby. Neither the Company nor any of its Affiliates,  nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Shares being offered hereby under the Securities Act or cause this offering of Securities to be integrated with any prior offering of securities of the Company for purposes of the Securities Act, which result of such integration would require registration under the Securities Act, or would trigger any applicable stockholder approval provisions.

         3.13 Subsidiaries. Except as set forth on Schedule 3.13, the Company has no Subsidiaries. Each Subsidiary is a corporation or limited partnership, duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, as applicable, and has all requisite corporate or partnership power and authority in all material respects to own, lease, and operate its properties and to carry on its business as now being conducted. Each Subsidiary is duly qualified to do business as a foreign corporation or limited partnership, as applicable, and is in good standing in each jurisdiction where such qualification is necessary, except where the failure to so qualify or to be in good standing would not have a Material Adverse Effect. There are outstanding (i) no securities of any Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities of any Subsidiary or of the Company and (ii) no options or other rights to acquire from any Subsidiary and no obligation of any Subsidiary to issue or sell, any shares of capital stock or other voting securities of any Subsidiary or of the Company or any securities of any Subsidiary or of the Company convertible into or exchangeable for such capital stock or voting securities.

         3.14 Transactions With Affiliates. Except as disclosed in the SEC Filings, none of the officers, directors, or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services solely in their capacity as officers, directors or employees), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or any corporation, partnership, trust or other entity in which any such officer, director, or employee has an ownership interest of five percent or more or is an officer, director, trustee or partner.

         3.15 Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any material union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer (as defined in Rule 501(f) of the Securities Act) presently employed by the Company has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, result in a Material Adverse Effect.



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         3.16 Titles and Assets.

         (a) Each of the Company and its Subsidiaries has good and defensible title to, or valid leasehold interests in, all of its material assets and Properties, except for such assets and Properties as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for (A) defects in title set forth on
Schedule 3.16 and (B) such imperfections of title, easements, rights of way and similar liens or other matters and failures of title as would not, individually or in the aggregate, have a Material Adverse Effect. All such assets and Properties, other than assets and Properties in which the Company has leasehold interests, are free and clear of all Liens, other than those (w) set forth in the SEC Filings (x) Liens set forth in Schedule 3.16, and (y) Excepted Liens.

         (b) All leases, licenses, permits, authorizations and agreements necessary for the conduct of the business of the Company and the Subsidiaries are valid and subsisting, in full force and effect and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such leases, licenses, permits, authorizations and agreements, which would have a Material Adverse Effect.

         (c) The Properties presently owned, leased or licensed by the Company and the Subsidiaries, including, without limitation, all easements, licenses, permits, authorizations and rights of way, include all Properties necessary to permit the Company and the Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the Closing Date.

         (d) All of the Properties of the Company and the Subsidiaries which are reasonably necessary for the operation of their business are in good working condition in all material respects and are maintained in accordance with prudent business standards.

         3.17 Intellectual Property. Each of the Company and its Subsidiaries owns or is duly licensed (and, in such event, has the unfettered right to grant sublicenses) or otherwise has the right to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, permits, inventions, discoveries, processes, scientific, technical, engineering and marketing data, object and source codes, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") which are material to the conduct of its business as now being conducted and as presently contemplated to be conducted in the future. Schedule 3.17 sets forth a list of all material patents, patent applications, trademarks, trademark applications, copyrights, licenses, sublicenses, and copyright applications owned and/or used by the Company in its business. To the knowledge of the Company, neither the Company nor any Subsidiary of the Company infringes or is in conflict with any right of any other person with respect to any third party Intangibles. Neither the Company nor any of its Subsidiaries has received written notice of any pending conflict with or infringement upon such third party Intangibles. Neither the Company nor any of its Subsidiaries has entered into any consent agreement, indemnification agreement, forbearance to sue or settlement agreement with respect to the validity of the Company's or its Subsidiaries' ownership of or right to use its Intangibles. The Intangibles of the Company and its Subsidiaries are valid and enforceable and no registration relating thereto has lapsed, expired or been abandoned or canceled or is the subject of cancellation or other adversarial proceedings, and all applications therefor are pending and in good standing, except where such abandonment or cancellation would not result in a Material Adverse Effect. The Company and its Subsidiaries have complied, in all material respects, with their respective contractual obligations relating to the protection of their respective Intangibles used pursuant to licenses. To the Company's knowledge, no person is infringing on or violating the Intangibles owned or used by the Company or its Subsidiaries.

         3.18 Material Agreements. Set forth on Schedule 3.18 hereto is a complete and correct list of all Material Agreements, leases, indentures, purchase agreements, obligations in respect of letters of credit, guarantees, joint venture agreements, and other instruments in effect as of the date hereof (other than Hedging Agreements) providing for, evidencing, securing or otherwise relating to any material Debt of the Company or any Subsidiary, and all obligations of the Company or any Subsidiary to issuers of surety or appeal bonds issued for account of the Company or any such Subsidiary.

         3.19 Hedging Agreements. Schedule 3.19 sets forth, as of the Closing Date, a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Company and each Subsidiary.

         3.20 Defaults. Neither the Company nor any Subsidiary is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default under any material agreement or instrument to which the Company is a party or by which the Company is bound, except for defaults which in the aggregate would not have a Material Adverse Effect.

         3.21 Insurance. Schedule 3.21 attached hereto contains an accurate and complete description of all material policies of fire, liability, workmen's compensation and other forms of insurance owned or held by the Company and each Subsidiary as of the date hereof. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and of all agreements to which the Company or any Subsidiary is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of the Company and each Subsidiary (taking into account the cost and availability of such insurance); will remain in full force and effect through the respective dates set forth in Schedule 3.21 with the payment of additional premiums; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Schedule 3.21 identifies all material risks, if any, which the Company, the Subsidiaries and their respective Board of Directors or officers have designated as being self insured.

         3.22 Litigation. Except as disclosed in Schedule 3.22 hereto, there is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary.

         3.23 Compliance with the Law. Neither the Company nor any Subsidiary has violated any Governmental Requirement or failed to obtain any license, permit, franchise or other governmental authorization necessary for the ownership of any of its Properties or the conduct of its business, which violation or failure would have (in the event such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect. Except for such acts or failures to act as would not have a Material Adverse Effect, the Properties have been maintained, operated and developed in a good and workmanlike manner and in conformity with all applicable laws and all rules, regulations and orders of all duly constituted authorities having jurisdiction and in conformity with the provisions of agreements and other instruments comprising a part of the Properties, including, without limitation, all leases, subleases or other contracts comprising a part of the Properties.

         3.24 Environmental Matters. Except to the extent that the inaccuracy of any of the following, individually or in the aggregate, would not have a Material Adverse Effect:

         (a) No Property owned,  leased or operated by the Company or any of its
Subsidiaries,   and  no  operations  conducted  thereon  violate  any  order  or requirement of any court or Governmental Entity or any Environmental Laws;

         (b) Without limitation of clause (a) above, no Property owned, leased or operated by the Company or any of its Subsidiaries, nor the operations currently conducted thereon or, to the best knowledge of the Company, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Entity or subject to any remedial obligations under Environmental Laws;

         (c) All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed by the Company or any of its Subsidiaries in connection with the operation or use of any and all Property of the Company and each of its Subsidiaries, including without limitation present, or to the best of Company's knowledge, past treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed, and the Company and each Subsidiary are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

         (d) All hazardous substances, solid waste, and oil and gas exploration and production wastes, if any, generated at any and all Properties, owned, leased or operated by of the Company and each of its Subsidiaries have in the past, during the tenure of ownership of the Company and its Subsidiaries and, to the best of the Company's knowledge, prior thereto, been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the best knowledge of the Company, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Entity in connection with any Environmental Laws;

         (e) The Company has taken all steps reasonably necessary to determine and has determined that no hazardous substances, solid waste, or oil and gas exploration and production wastes, have been disposed of or otherwise released, and there has been no threatened release of any hazardous substances, on or to any Properties, owned, leased or operated by the Company or any of its Subsidiaries, except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment; and

         (f) Neither the Company nor any of its Subsidiaries has any known contingent liability in connection with any release or threatened release of any oil, hazardous substance or solid waste into the environment.

         3.25 ERISA.

         (a) The Company and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan. Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

         (b) No act, omission or transaction has occurred which could result in imposition on the Company or any ERISA Affiliate (whether directly or indirectly) of an amount of $10,000 or more as (i) either a civil penalty assessed pursuant to section 502(c), (i) or (1) of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

         (c) No Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated since September 2, 1974. No liability to the Pension Benefit Guaranty Corporation in excess of $10,000 (other than for the payment of current premiums which are not past due) by the Company or any ERISA Affiliate has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred which could reasonably be expected to result in liabilities of $10,000 or more.

         (d) Full payment when due has been made of all amounts which the Company or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan, and no accumulated funding deficiency in an amount of $10,000 or more (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

         (e) The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of the Company's most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities by $10,000 or more. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA.

         (f) None of the Company or any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Company or any ERISA Affiliate in its sole discretion at any time without any material liability.

         (g) None of the Company or any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the preceding six calendar years, sponsored, maintained or contributed to, any Multiemployer Plan.

         (h) None of the Company or any ERISA Affiliate is required to provide security under section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

         3.26 Taxes. The Company has filed (taking into account any extensions) all United States Federal income tax returns and all other tax returns which are required to be filed by it on or before the Closing and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company, except for any taxes which are being contested in good faith and by proper proceedings and against which adequate reserves are being maintained. The charges, accruals and reserves on the books of the Company in respect of taxes and other governmental charges are adequate. No tax lien has been filed and, to the knowledge of the Company, no claim is being asserted with respect to any such tax, fee or other charge, except for any taxes, fees or other charges which are being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.

         3.27 Investment Company Act. Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         3.28 Public Utility Holding Company Act. The Company and its affiliates and Subsidiaries are not, and after giving effect to the performance of the terms of this Agreement will not be, subject to regulation (i) as a "holding company," a "subsidiary company" of a "holding company," an "affiliate" of a "holding company," an "affiliate" of a "subsidiary company" of a "holding company," or an "associate company" of a "holding company," in each case as such terms are defined in PUHCA or (ii) under any state law or regulation with respect to rates or the financial or organizational regulation of a "public-utility company," as defined in PUHCA. Neither the Company, nor any "subsidiary company" (as defined in PUHCA) of the Company, directly or indirectly owns, controls or holds with power to vote, five percent (5%) or more of the outstanding voting securities of (A) any "holding company," (B) any "gas utility company," or (C) any "electric utility company" (as such terms are defined in PUHCA).

         3.29 Brokerage Fees. The Company has not retained any financial advisor, broker, agent, or finder or paid or agreed to pay any financial advisor, broker, agent, or finder on account of the sale by the Company and the purchase by the Investor of the Shares.

         3.30 No Material Misstatements. Taken as a whole, the written information, statements, exhibits, certificates, documents and reports furnished to the Investor by the Company or any Subsidiary in connection with the negotiation of this Agreement do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading in the light of the circumstances in which made and with respect to the Company or any Subsidiary. As of the Closing Date, there is no fact peculiar to the Company or Subsidiary which has a Material Adverse Effect relative to the Company or in the future may reasonably be expected to have a Material Adverse Effect and which has not been disclosed in this Agreement or the other documents, certificates and statements furnished to the Investor by or on behalf of the Company or any Subsidiary prior to, or on, the Closing Date in connection with the transactions contemplated hereby.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor represents and warrants to the Company that:

         4.1 Organization. The Investor is a limited partnership duly organized, validly existing and in good standing under the laws of the state of Texas. The Investor has all requisite partnership power and authority in all material respects to own, lease, and operate its properties and to carry on its business as now being conducted. No actions or proceedings to dissolve the Investor are pending or, to the best knowledge of the Investor, threatened.

         4.2 Authority Relative to This Agreement. The Investor has full partnership power and authority to execute, deliver, and perform this Agreement and execute, deliver and, where applicable, perform the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by the Investor of this Agreement and execution, delivery, and, where applicable, performance of the Ancillary Documents to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate or partnership action of the Investor. This Agreement has been duly executed and delivered by the Investor and constitutes, and each Ancillary Document executed or to be executed by the Investor has been, or when executed will be, duly executed and delivered by the Investor and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally, and (ii) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         4.3 Noncontravention. The execution, delivery, and performance by the Investor of this Agreement and the execution, delivery and, where applicable, performance of Ancillary Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby do not and will not
(i) conflict with or result in a violation of any provision of its Certificate of Limited Partnership or partnership agreement, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, agreement or other instrument or obligation to which the Investor is a party or by which the Investor or any of its properties may be bound, or (iii) violate any Applicable Law binding upon the Investor, except, in the case of clauses (ii) and (iii) above, for any such conflicts, violations, defaults, terminations, cancellations, accelerations, or Encumbrances which would not, individually or in the aggregate, have a material adverse effect on the business, assets, or results of operations of the Investor or on the ability of the Investor to consummate the transactions contemplated hereby.

         4.4 Consents and Approvals. No consent, approval, order, or authorization of, or declaration, filing, or registration with, any Governmental Entity is required to be obtained or made by the Investor in connection with the execution, delivery, or performance by the Investor of this Agreement. No consent or approval of any Person who is not a Governmental Entity is required to be obtained or made by the Investor in connection with the execution, delivery or performance by the Investor of this Agreement and the execution, delivery and, where applicable, performance of the Ancillary Documents to which it is a party.

         4.5 Purchase for Investment. The Investor understands that none of the Shares have been registered under the Securities Act. The Investor also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Investor's representations contained in this Agreement. The Investor hereby represents and warrants as follows:

         (a) Investor Bears Economic Risk. The Investor has substantial experience in evaluating and investing in securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Without limiting the generality of the foregoing, the Investor further represents that it has such knowledge regarding the oil and gas industries and the business of the Company and the current circumstances surrounding such industries and business that it is capable of evaluating the merits and risks of the acquisition of the Shares. The Investor must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act, or an exemption from registration is available. The Investor understands that, except as provided in Section 9.4, the Company has no present intention of registering the Shares. The Investor also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Investor to transfer all or any portion of the Shares under the circumstances, in the amounts or at the times the Investor might propose.

         (b) Acquisition for Own Account. The Investor is acquiring the Shares for the Investor's own account for investment only, and not with a view towards their distribution.

         (c) Investor Can Protect Its Interest. The Investor represents that by reason of its, or of its management's, business or financial experience, the Investor has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement and the Ancillary Documents. Further, the Investor is not aware of any publication of any advertisement in connection with the transactions contemplated in the Agreement.

         (d) Accredited Investor. The Investor represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

         (e) Company Information. The Investor has had access to the Company's SEC Filings and has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. The Investor has also had the opportunity to ask questions of, and receive answers from, the Company and its management regarding the terms and conditions of this investment. The Investor hereby acknowledges and affirms that it has completed its own independent investigation, analysis, and evaluation of the Company and its Subsidiaries, that it has made all such reviews and inspections of the business, assets, results of operations, condition (financial or otherwise), and prospects of the Company and its Subsidiaries as it has deemed necessary or appropriate, and that in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby it has relied solely on the SEC Filings and its own independent investigation, analysis, and evaluation of the Company and its Subsidiaries, or that of its own independent advisers in evaluating its investment in the Shares.

         (f) Transfer Restrictions. The Investor acknowledges and agrees that the Shares are subject to restrictions on transfer as set forth in Sections 9.2 and 9.3, and further understands that the Shares will not have been registered pursuant to the Securities Act or any applicable state securities laws, that the Shares will be characterized as "restricted securities" under federal securities laws, and that under such laws and applicable regulations the Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this connection, the Investor represents that it is familiar with Rule 144, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Appropriate stop transfer instructions may be issued to the transfer agent for securities of the Company (or a notation may be made in the appropriate records of the Company) in connection with the Shares.

         (g) Confirmation.  The acquisition of the Shares by the Investor at the
Closing  shall   constitute  the  Investor's   confirmation   of  the  foregoing
representations.

         4.6 Financial Resources. The Investor has the financial resources available to it as are necessary to perform its obligations to acquire the Shares pursuant to the terms of this Agreement.

         4.7 Brokerage Fees. The Investor has not retained any financial advisor, broker, agent, or finder or paid or agreed to pay any financial advisor, broker, agent, or finder on account of the sale by the Company and the purchase by the Investor of the Shares pursuant to this Agreement.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

         5.1 Reasonable Best Efforts. Each party hereto agrees that it will use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper, or advisable under Applicable Laws to consummate the transactions contemplated by this Agreement, including, without limitation, (i) cooperation in determining whether any consents, approvals, orders, authorizations, waivers, declarations, filings, or registrations of or with any Governmental Entity or third party are required in connection with the consummation of the transactions contemplated hereby; (ii) reasonable best efforts to obtain any such consents, approvals, orders, authorizations, and waivers and to effect any such declarations, filings, and registrations; (iii) reasonable best efforts to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby; (iv) reasonable best efforts to defend, and cooperation in defending, all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby; and (v) the execution of any additional instruments necessary to consummate the transactions contemplated hereby.

         5.2 Press Releases. Except as may be required by Applicable Law or by the rules of any national securities exchange or registered securities association, prior to the Closing, neither the Investor nor the Company shall issue any press release with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other party (which consent shall not be unreasonably withheld under the circumstances). Any such press release required by Applicable Law or by the rules of any national securities exchange or registered securities association shall only be made after reasonable notice to the other party.

         5.3 Fees and Expenses. Except as otherwise expressly provided in this Agreement, all fees and expenses, including fees and expenses of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fee or expense. Notwithstanding the foregoing, an amount equal to all reasonable out- of-pocket expenses incurred by the Investor in connection with this Agreement and the transactions contemplated hereby, including attorneys fees, up to a maximum amount of all such fees and expenses of $50,000, shall be paid by the Company to the Investor on the Closing Date if, and only if, the Closing occurs.

         5.4 Alternative Transactions.

         (a) Provided that Investor is not in default hereunder, from the date of this Agreement until the earlier of the date of Closing or the termination of this Agreement pursuant to Section 10.1 (the "Exclusive Period"), the Company shall not, directly or indirectly through any of its Subsidiaries or the respective directors, officers, agents, representatives, affiliates, stockholders or any other Persons acting on any of their behalf, (i) enter into any transaction with any Person or Persons other than the Investor relative to a sale of the equity securities (or instruments convertible into equity securities) of the Company for cash (other than equity securities issued pursuant to options, warrants and other instruments convertible into equity securities outstanding on the date of this Agreement in accordance with their terms) or that would prevent or materially impede the transactions contemplated by this Agreement (any of the foregoing, an "Alternative Transaction"), (ii) solicit or encourage submission of inquiries, proposals or offers from any other Person or Persons relative to an Alternative Transaction, (iii) except in the ordinary course of business or as required by Applicable Law, regulation, or court order or by agreements existing at the date of this Agreement, provide information to any other Person regarding the Company or any of its Subsidiaries in connection with a proposed Alternative Transaction, (iv) conduct any discussions or negotiations regarding, or enter into any agreement, arrangement or understanding regarding, or approve, recommend or propose publicly to approve or recommend, an Alternative Transaction, or (v) agree to do any of the foregoing. The Company shall promptly notify the Investor in writing if the Company receives any offer, inquiry or proposal or enters into any discussions and such notice shall include all relevant information, including, without limitation, the terms and conditions of such Alternative Transaction and the identity of the potential acquirer and other parties relating to such Alternative Transaction and the details thereof. The Company shall keep the Investor fully informed on an ongoing basis with respect to each such offer, inquiry, proposal or discussions. The Company shall provide the Investor with copies of all such offers, inquiries or proposals that are in writing and all written materials and correspondence relating thereto as soon as practicable after receipt by the Company. During the Exclusive Period, and provided the Investor is not in default hereunder, the Company and its Board of Directors shall not enter into any agreement with respect to, or otherwise approve or recommend, any Alternative Transaction.

         (b) The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any Person (other than the Investor) conducted heretofore with respect to any of the foregoing. The Company agrees not to release any third party from the confidentiality and standstill provisions of any agreement to which the Company is a party, other than agreements with the Company's customers and suppliers entered into in the ordinary course of business and other than those which expire by their own terms.

         (c) The Company shall ensure that the officers and directors of the Company and its Subsidiaries, and any investment banker, attorney or other advisor or representatives retained by the Company or any of its Subsidiaries, or providing services to the Company or any of its Subsidiaries, in connection with the transactions contemplated hereby are aware of the restrictions described in this Section 5.4 and shall direct such Persons to comply therewith.

         5.5 Expense Reimbursement. In the event that the Company does not complete the transactions with the Investor contemplated by this Agreement (other than pursuant to Section 10.1(a), (b) or (d)), the Company agrees to reimburse the Investor for up to One Hundred Thousand Dollars ($100,000) in documented, reasonable, third party expenses, including, without limitation, attorney's fees, of the Investor incurred in connection with the transactions contemplated by this Agreement.

         5.6 No Integrated Offerings. The Company shall not make any offers or sales of any security under circumstances that would require registration of the Shares being offered or sold hereunder under the Securities Act or cause this placement of the Shares to be integrated with any other offering of securities by the Company for purposes of any stockholder approval provision applicable to the Company or its securities.

                                   ARTICLE VI
                    CONDITIONS TO OBLIGATIONS OF THE COMPANY

         The   obligations  of  the  Company  to  consummate  the   transactions
contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

         6.1 Representations and Warranties. All the representations and warranties of the Investor contained in this Agreement shall be true and correct in all material respects, both as of the date of this Agreement and as of the Closing Date, except as affected by transactions contemplated or permitted by this Agreement (or the announcement thereof).

         6.2 Covenants and Agreements. The Investor shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

         6.3 Legal Proceedings. No Proceeding shall, on the Closing Date, be pending or threatened seeking to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         6.4 Consents. All consents, approvals, orders, authorizations and waivers of, and all declarations, filings and registrations with, third parties (including Governmental Entities) required to be obtained or made by or on the part of the parties hereto, or otherwise reasonably necessary for the consummation of the transactions contemplated hereby, shall have been obtained or made, and all thereof shall be in full force and effect at the time of Closing.

                                   ARTICLE VII
                      CONDITIONS TO OBLIGATIONS OF INVESTOR

         The  obligations  of  the  Investor  to  consummate  the   transactions
contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

         7.1 Representations and Warranties. All the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects, both as of the date of this Agreement and as of the Closing Date, except as affected by transactions contemplated or permitted by this Agreement (or the announcement thereof).

         7.2 Covenants and Agreements. The Company shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

         7.3 Legal Proceedings. No Proceeding shall, on the Closing Date, be pending or threatened seeking to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         7.4 Legal Opinion. Lynch, Chappell & Alsup, P.C., counsel to the Company, shall have delivered to the Investor a legal opinion satisfactory in form and substance to the Investor.

         7.5 Consents. All consents, approvals, orders, authorizations and waivers of, and all declarations, filings and registrations with, third parties (including Governmental Entities) required to be obtained or made by or on the part of the parties hereto, or otherwise reasonably necessary for the consummation of the transactions contemplated hereby, shall have been obtained or made, and all thereof shall be in full force and effect at the time of Closing.

         7.6 Amex Listing. The Shares shall have been approved for listing, subject only to official notice of issue, on the American Stock Exchange.

         7.7 Due Diligence. The Investor shall be satisfied, in its sole discretion, with the results of its due diligence investigation into the Company.

         7.8  Closing   Deliveries.   The  Investor   shall  have  received  the
certificates, instruments and documents required to be delivered by the Company by Section 2.2.

         7.9 Material Adverse Effect. The Company shall not have suffered a Material Adverse Effect.

                                  ARTICLE VIII
                                BOARD VISITATION

         8.1 Board Visitation. So long as at such time the Board does not include any director who is an employee, officer or director of the Investor or its Affiliates, the Company shall give the Investor (if the Investor is then a Qualified Investor) notice of each meeting of the Board not later than the time (and in the same manner as) notice is given to the directors and the Company shall permit a representative of the Investor to attend as an observer all meetings of the Board; provided that Investor's rights under this Section 8.1 may be suspended to the extent, and only to the extent, (x) the Investor's presence at a meeting of the Board (or part of such meeting) is, in the opinion of counsel to the Company or the Board, likely to result in either a breach of fiduciary duties of the Board of Directors, in the loss of attorney/client privilege, or in the violation of Applicable Law or rules of any stock exchange on which the Company's common stock is then listed, or (y) if the Board is considering a proposed transaction between the Company and the Investor or its Affiliates or an alternative thereto. If there is a disagreement concerning whether the Investor's representative is entitled to attend a meeting (or a part of such meeting), the parties agree to consult in good faith in an attempt to resolve such disagreement. The Investor's representative shall be entitled to receive all written materials and other information (including, without limitation, copies of meeting minutes) given to directors in connection with such meetings at the same time such materials and information are given to the directors. If the Company proposes to take any action by written consent in lieu of a meeting of the Board at any time when the Board does not include a director who is an employee, officer or director of the Investor or its Affiliates, the Company shall give a copy of such written consent to the Investor prior to the effective date of such consent. If the Investor designates a third party as its representative hereunder, the Company shall have the right to consent to the identity of such representative, which consent shall not be unreasonably held.

                                   ARTICLE IX
                                    COVENANTS

         9.1 Survival. The representations and warranties made herein shall survive the Closing, regardless of any investigation made by or on behalf of any party, until the second anniversary of the Closing Date; provided, however, the representations and warranties contained in Sections 3.25, 3.26 and 3.27 shall survive until the expiration of the applicable statute of limitations relating to the subject matters of such representations and warranties (the "Survival Date".) All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company herein for purposes of this
Section 9.1. No action may be brought with respect to a breach of any representation or warranty after the Survival Date unless, prior to such time, the party seeking to bring such an action has notified the other parties of such claim, specifying in reasonable detail the nature of the loss suffered.

         9.2 Transfer Restrictions.

         (a) The Investor agrees that it will not, directly or indirectly, sell, assign, transfer, pledge, encumber, or otherwise dispose of any of the Shares except:

                  (i) In compliance with Rule 144; provided, however, that the Investor shall provide the Company with copies of all filings made with the SEC with respect to sales of securities under Rule 144 and with such other information and documents as the Company shall reasonably require in order to assure compliance with Rule 144; or

                  (ii) Pursuant to a no-action letter or other interpretive statement or release of the SEC to the effect that the proposed sale or other disposition may be effected without registration under the Securities Act; or

                  (iii)  Pursuant to an  applicable  exemption  (other than Rule
         144) under the Securities Act; provided, however, that the Investor shall have furnished the Company with an opinion of counsel reasonably acceptable to the Company, to the effect that such disposition does not require registration of the Shares to be disposed of under the Securities Act, provided further, however, that no opinion of counsel shall be required in the case of a transfer to an affiliate (as defined in Rule 405 of the Securities Act) of the Investor if such affiliate shall have furnished the Company with the representations contained in
         Section 4.5 of this Agreement and shall have agreed with the Company to be subject to the terms of this Agreement to the same extent as if an original holder of the Shares pursuant hereto; or

                  (iv)   Pursuant  to  an  effective   Registration   Statement,
         including, but not limited to, the Registration Statement required pursuant to Section 9.4 of this Agreement.


         (b) It is agreed and understood by the Investor that the certificates or instruments representing the Shares shall each be stamped or otherwise imprinted with a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. SUCH SECURITIES ARE SUBJECT TO THE RESTRICTIONS AND PRIVILEGES SPECIFIED IN A SECURITIES PURCHASE AGREEMENT, DATED AS OF JULY 20, 2004, BETWEEN THE COMPANY AND THE INITIAL HOLDERS OF SECURITIES NAMED THEREIN, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER HEREOF UPON WRITTEN REQUEST, AND THE HOLDER OF THIS CERTIFICATE AGREES TO BE BOUND THEREBY."

         9.3 Lock-up. The Investor agrees that, during the ninety (90) day period following the Closing Date, the Investor shall not sell, transfer or assign any of the Shares except to an Affiliate who agrees to be bound by the provisions of this Section 9.3 and Section 9.2.

         9.4 Registration of Shares.

         (a) The Company shall file a Registration Statement on a Form S-3 with respect to the Shares with the SEC within sixty (60) days of the Closing Date and use its reasonable best efforts to have such Registration Statement declared effective within one hundred twenty (120) days of the Closing Date. As used herein, "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document (a "Registration Statement") in compliance with the Securities Act, and the declaration or order of effectiveness of such Registration Statement.

         (b) In connection with the Company's registration obligations pursuant to this Section 9.4, the Company shall keep the Registration Statement continuously effective to permit the sale of the Shares in accordance with the intended method or methods of distribution thereof specified in the Registration Statement or in the related prospectus(es), and shall:

                  (i) prepare and file with the SEC a Registration Statement with respect to the Shares as set forth in Section 9.4(a) above and use its reasonable best efforts to cause such Registration Statement to become and remain effective for the period described in paragraph (ii) below;

                  (ii) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by the Registration Statement until the earliest of (w) when the Shares have been sold pursuant to Rule 144 (or any successor provision) or the Registration Statement, (x) when the Shares have been otherwise transferred and a new certificate for the Shares not bearing a legend restricting further transfer shall have been delivered by the Company, (y) when all of the Investor's and his Affiliates' remaining Shares can be sold in a single transaction in compliance with Rule 144, or (z) when the Shares have ceased to be outstanding; and

                  (iii)  furnish  to the  Investor  such  number  of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as the Investor may reasonably request to facilitate the disposition of all the Shares as covered by the Registration Statement;

                  (iv) use its reasonable best efforts to register or qualify the Shares under such other securities or blue sky laws of such jurisdictions within the United States as each holder of such securities shall reasonably request (provided, however, the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified to file any general consent to service of process), and do such other reasonable acts and things as may be required of it to enable the Investor to consummate the disposition in such jurisdiction of the Shares;

                  (v) notify the Investor during the time when a prospectus is required to be delivered under the Securities Act of the happening of any event that makes any statement made in the Registration Statement, prospectus or any other document incorporated therein by reference untrue or that requires the making of any changes in the Registration Statement, prospectus or any document incorporated therein by reference in order that such documents not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (vi) cause all the Shares covered by the Registration Statement to be listed on the American Stock Exchange, any national securities exchange, an over-the-counter market, or, if the Common Stock securities of the Company are not listed thereon, on the primary exchanges, markets, or inter-dealer quotations systems (including NASDAQ) if any, on which similar securities issued by the Company are then listed; and

                  (vii) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, but not later than 18 months after the effective date of the Registration Statement, an earnings statement covering the period of at least 12 months beginning within three months after the effective date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

         (c) All expenses incurred in complying with Section 9.4(b), including, without limitation, all registration, listing and filing fees (including all expenses incident to filing with the AMEX), printing expenses, fees and disbursements of counsel for the Company, expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to Section 9.4(b)(iv), shall be paid by the Company.

         9.5 Use of Proceeds. The Company shall use the proceeds from the sale and issuance of the Shares for general corporate purposes and working capital. Such proceeds shall not be used to (i) pay dividends; (ii) pay for any increase in executive compensation or make any loan or other advance to any officer, employee, shareholder, director or other affiliate of the Company, without the express approval of the Investor; (iii) purchase debt or equity securities of any entity (including redeeming the Company's own securities), except for (A) evidences of indebtedness issued or fully guaranteed by the United States of America and having a maturity of not more than one year from the date of acquisition, (B) certificates of deposit, notes, acceptances and repurchase agreements having a maturity of not more than one year from the date of acquisition issued by a bank organized in the United States having capital, surplus and undivided profits of at least $100,000,000, (C) the highest- rated commercial paper having a maturity of not more than one year from the date of acquisition, (D) "Money Market" fund shares, or money market accounts fully insured by the Federal Deposit Insurance Corporation and sponsored by banks and other financial institutions, or (E) in connection with strategic acquisitions approved by the Company's Board of Directors upon exercise of its reasonable business judgment; or (iv) make any investment not directly related to the current business of the Company.

         9.6 Participation Right. Subject to the terms and conditions specified in this Section 9.6, for twenty-four months following the Closing Date, the Investor shall have a right to participate with respect to the issuance or possible issuance of (i) future equity or equity-linked securities, or (ii) debt which is convertible into equity or in which there is an equity component ("Additional Securities") on the same terms and conditions as offered by the Company to the other purchasers of such Additional Securities. Each time the Company proposes to offer any Additional Securities, the Company shall make an offering of such Additional Securities to the Investor in accordance with the following provisions:

         (a) the Company shall deliver a notice (the "Notice") to the Investor stating (i) its bona fide intention to offer such Additional Securities, (ii) the number of such Additional Securities to be offered, (iii) the price and terms, if any, upon which it proposes to offer such Additional Securities, and
(iv) the anticipated closing date of the sale of such Additional Securities.

         (b) by written notification received by the Company, within ten (10) days after giving of the Notice, the Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Additional Securities which equals the proportion that the number of Shares that the Investor and its Affiliates then hold bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities then outstanding) (a "Pro Rata Portion"); provided, however, that if the terms set forth in the Notice contemplate consideration for such Pro Rata Portion of the Additional Securities to be paid in a form other than cash, the Investor may elect to purchase or obtain such Additional Securities at a price equal to the fair market value of the consideration set forth in the Notice, as reasonably determined by the Board of Directors.

         (c) if the Pro Rata Portion of the Additional Securities that the Investor is entitled to obtain pursuant to Section 9.6(b) are not elected to be obtained as provided therein, the Company may, during the 90-day period following the expiration of the period provided in Section 9.6(b) hereof, offer the remaining unsubscribed portion of such Additional Securities to any person or persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Notice. If the Company does not consummate the sale of such Additional Securities within such period, the right provided hereunder shall be deemed to be revived and such Additional Securities shall not be offered or sold unless first reoffered to the Investor in accordance herewith.

         (d) the participation right in this Section 9.6 shall not be applicable to (i) the issuance or sale of securities (or options therefor) to employees, officers, directors, or consultants of the Company for the primary purpose of soliciting or retaining their employment or service pursuant to a stock option plan (or similar equity incentive plan) approved by the Board of Directors and the Company's shareholders, (ii) upon conversion or exercise of any convertible or exercisable securities outstanding as of Closing and as disclosed in the initial capitalization schedule delivered at Closing, (iii) the issuance of shares of Common Stock in connection with a bona fide underwritten public offering, or (iv) the issuance of securities in connection with mergers, acquisitions, strategic business partnerships or joint ventures, the primary purpose of which, in the reasonable judgment of the Board of Directors, is not to raise additional capital.

         9.7 Capitalization Certification. The Company shall provide, at the Closing, a schedule (a "Capitalization Schedule") reflecting the capitalization of the Company as of immediately after the transactions contemplated by this Agreement, including at least the information provided in the representation in
Section 3.2 and indicating the number of fully-diluted shares of Common Stock, and certified by the Chief Financial Officer of the Company. From time to time after the Closing, at the request of the Investor, as long as the Investor is a Qualified Investor, the Company shall provide an updated Capitalization Schedule to the Investor showing capitalization information as of a date that is as close to the date of delivery to the Investor as practicable.

         9.8 Inspection of Properties and Books. So long as the Investor or any of its Affiliates is a Qualified Investor, the Investor and its representatives and agents (collectively, the "Inspectors") shall have the right, at the Investor's expense and no more than twice in any year, to visit and inspect any of the properties of the Company and of its Subsidiaries, to examine the books of account and records of the Company and of its Subsidiaries, to make or be provided with copies and extracts therefrom, to discuss the affairs, finances and accounts of the Company and of its Subsidiaries with, and to be advised as to the same by, its and their officers, employees and independent public accountants (and by this provision the Company authorizes such accountants to discuss such affairs, finances and accounts, whether or not a representative of the Company is present) all at such reasonable times and intervals and to such reasonable extent as the Investor may desire; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to the Investor) of any such information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (i) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement filed pursuant to Section
9.4 of this Agreement, (ii) the release of such information is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (iii) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Investor agrees that it shall, upon learning that disclosure of such information is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the information deemed confidential.

         9.9 Additional Covenants. The Company covenants and agrees that, so long as the Investor is a Qualified Investor:

         (a) Financial Statements and Other Reports. The Company shall deliver, or shall cause to be delivered, to the Investor:

                  (i) Annual Financial Statements. As soon as available and in any event within 90 days after the end of each fiscal year of the Company and its consolidated Subsidiaries consolidated statements of income, stockholders' equity, changes in financial position and cash flow of the Company and its consolidated Subsidiaries for such fiscal year, and the related consolidated and unaudited consolidating balance sheets of the Company and its consolidated Subsidiaries as at the end of such fiscal year, and setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by the related opinion of independent public accountants which opinion shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Company and its consolidated Subsidiaries as at the end of, and for, such fiscal year and that such financial statements have been prepared in accordance with GAAP except for such changes in such principles with which the independent public accountants shall have concurred.

                  (ii) Quarterly Financial Statements.  As soon as available and in any event within 45 days after the end of each of the first three fiscal quarterly periods of each fiscal year of the Company, consolidated statements of income, stockholders' equity, changes in financial position and cash flow of the Company and its consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets as at the end of such period.

                  (iii) Monthly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each calendar month that is not also the end of one of the Company's first three fiscal quarterly periods or of the Company's fiscal year, a copy of the monthly financial statements of the Company generated by the Company in the ordinary course of business and distributed to the members of the Company's Board of Directors.

         (b) SEC Filings, Etc. Promptly, upon its becoming available, each financial statement, report, notice or proxy statement filed with the SEC or sent by the Company to stockholders generally. So long as the Company timely files with the SEC and delivers to the Investor Annual Reports on Form 10-KSB and Quarterly Reports on Form 10-QSB in compliance with the requirements of those forms, the requirements of Section 9.10(a)(i) and (ii) shall be deemed to have been met.


         (c) Exchange Act Reports. At all times (i) timely file all reports required to be filed by the Company under Section 13(d) or Section 15 of the Exchange Act and the rules and regulations thereunder, and (ii) if the Company is no longer subject to the requirements of the Exchange Act, provide holders of the Shares reports in substantially the same form and at the same times as would be required if the Company were subject to the Exchange Act.

         (d) Listing of Common Stock. Maintain at all times a valid listing for the Company's Common Stock on the New York Stock Exchange, the American Stock Exchange or the Nasdaq- National Market System and not voluntarily take any action to have the Common Stock de-listed; provided, however, that if the Company is de-listed without its consent then this Section 9.9(d) shall not be violated as long as the Company thereafter uses its reasonable best efforts to relist the Common Stock on the New York Stock Exchange, the American Stock Exchange or the Nasdaq- National Market System.

         (e) Further Assurances. The Company at its expense will promptly execute and deliver to the Investor upon request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of the Company in this Agreement or any other agreements and documents executed by and between the Company and the Investor.

         9.10 Confidentiality.

         (a) Investor acknowledges, understands and agrees that in connection with the transactions contemplated by this Agreement, including, without limitation, the matters provided for in Article VIII hereof, the Company will make available to Investor certain oral and written information concerning the business, financial condition, operations, assets and liabilities of the Company, including assumptions used to prepare projected financial information, capital expenditures and budget information. Consequently, Investor may have access to and receive material, non-public, proprietary and confidential information (the "Confidential Information"). As a condition to, and in consideration of, such Confidential Information being furnished or made available to Investor and Investor's partners, directors, officers, employees, agents, advisors or other representatives (including, without limitation, lawyers, accountants, consultants, bankers and financial advisors) or prospective financing sources, or Subsidiaries or Affiliates of any of the foregoing, as applicable (collectively, the "Representatives"), Investor agrees to treat all Confidential Information concerning the Company (whether prepared by the Company, its representatives or otherwise and irrespective of the form of communication) furnished to Investor or its Representatives herewith or in the future by or on behalf of the Company in accordance with the provisions of this
Section 9.10, and to take or abstain from taking certain other actions hereinafter set forth. The term "Confidential Information" does not include any information released by the Company to the public, including required periodic reports or filings made available to the public.

         (b) Investor agrees that the Confidential Information will be kept confidential and, except as otherwise expressly permitted by the provisions of this Agreement, that Investor and Investor's Representative will not disclose any of the Confidential Information to any Person in any manner whatsoever, provided, however, that (i) Investor may make any disclosure of Confidential Information to which the Company gives its prior written consent, and (ii) any Confidential Information may be disclosed to Investor's Representatives who agree to keep such Confidential Information confidential and who are provided with a copy of this Agreement and agree to be bound by the terms hereof respecting the confidentiality of such Confidential Information and any discussions and negotiations to the same extent as if they were parties hereto. If Investor or Investor's Representatives receive a request to disclose all or any part of the information contained in the Confidential Information under the terms of a valid and effective subpoena or order issued by a court of competent jurisdiction or by a governmental body, Investor agrees to (i) immediately notify the Company of the existence, terms and circumstances surrounding such a request, so that the Company may seek an appropriate protective order and/or waive Investor's compliance with the provisions of this Agreement (and, if the Company seeks such an order, to provide such cooperation as the Company shall reasonably request) and (ii) if disclosure of such information is required in the opinion of Investor's counsel, exercise Investor's reasonable best efforts to obtain reasonable assurance that confidential treatment will be accorded to such of the disclosed information which the Company so designates.

         (c) The provision of this Section 9.10 shall survive the Closing and continue for so long as Investor or its Representatives has or receives Confidential Information.

                                    ARTICLE X
                                   TERMINATION

         10.1 Termination; Liabilities Consequent Thereon. This Agreement may be terminated and the transactions contemplated hereunder abandoned at any time prior to the Closing only as follows:

         (a) by either the Investor or the Company if the Closing shall not have occurred by August 4, 2004; provided, however, that the right to terminate this Agreement pursuant to this Section 10.1(a) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur before such date; or

         (b) at any time by mutual agreement of the Company and the Investor; or


         (c) by the Investor, if there has been any breach of any representation or warranty or any material breach of any covenant of the Company contained herein and the same has not been cured within 15 days after notice thereof (it being understood and agreed by the Investor that, in the case of any representation or warranty of the Company contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation or warranty will be deemed to have been breached for purposes of this Section 10.1(c) only if such representation or warranty was not true and correct in all material respects at the time such representation or warranty was made by the Company); or

         (d) by the Company, if there has been any breach of any representation, warranty or any material breach of any covenant of the Investor contained herein and the same has not been cured within 15 days after notice thereof (it being understood and agreed by the Company that, in the case of any representation and warranty of the Investor contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation or warranty will be deemed to have been breached for purposes of this Section 10.1(d) only if such representation or warranty was not true and correct in all material respects at the time such representation or warranty was made by the Investor).


Any termination pursuant to this Section 10.1 shall be without liability on the part of any party, unless such termination is the result of a material breach of this Agreement by a party to this Agreement in which case such breaching party shall remain liable for such breach notwithstanding any termination of this Agreement.


                                   ARTICLE XI
                                  MISCELLANEOUS

         11.1 Notices. All notices, requests, demands, and other communications required or permitted to be given or made hereunder by any party hereto shall be in writing and shall be deemed to have been duly given or made if (i) delivered personally, (ii) sent by prepaid overnight courier service, or (iii) sent by facsimile transmission to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

     (a)          If to the Company:

                  Natural Gas Services Group, Inc.
                  2911 SCR 1260
                  Midland, Texas  79706
                  Attention: Wallace C. Sparkman
                  Facsimile:  (432) 563-5567

                  with a copy to:

                  Thomas W. Ortloff
                  Lynch, Chappell & Alsup, P.C.
                  The Summit, Suite 700
                  300 North Marienfeld
                  Midland, Texas  79701
                  Facsimile:  (432) 683-8346

     (b)          If to the Investor:

                  CBarney Investments, Ltd.
                  952 Echo Lane, Suite 364
                  Houston, Texas 77024

                  Attention: Charles L. Barney
                  Facsimile: (713) 722-8886

                  with a copy to:

                  Gardere Wynne Sewell LLP
                  1000 Louisiana, Suite 3400
                  Houston, Texas 77002
                  Attention:  Michael Rooke
                  Facsimile:  (713) 276-6368

Such notices, requests, demands, and other communications shall be effective (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, or (ii) if sent by facsimile transmission, upon the receipt of a confirmation of transmission.

         11.2 Entire Agreement. This Agreement, together with the Schedules, Exhibits, Annexes, and other writings referred to herein or delivered pursuant hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties and their Affiliates with respect to the subject matter hereof.

         11.3 Binding Effect; Assignment; No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party; provided, however, that the Investor may assign all or a part of its rights, interests and obligations hereunder to one or more of its Affiliates. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto, and their respective heirs, legal representatives, successors, and permitted assigns, any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. The rights and obligations of the Investor and its Affiliates under this Agreement are personal to the Investor and its Affiliates and shall not attach to any Shares sold by the Investor or its Affiliates to any third party.

         11.4 Severability. If any provision of this Agreement is held to be unenforceable, then this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect to the maximum extent permitted by Applicable Law.

         11.5 Injunctive Relief. The parties hereto acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The parties accordingly agree that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement, and shall be entitled to enforce specifically the provisions of this Agreement, in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which the parties may be entitled under this Agreement or at law or in equity.

         11.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

         11.7 Jurisdiction. Except as otherwise expressly provided in this Agreement or as otherwise required by applicable law, venue for any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be exclusively in the state or federal courts in Harris County, Texas, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.1 shall be deemed effective service of process on such party.

         11.8 Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the parties hereto.

         11.9 Amendment. This Agreement may not be amended except by an instrument in writing signed by or on behalf of the parties hereto.

         11.10 Waiver. No failure or delay by a party hereto in exercising any right, power, or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The provisions of this Agreement may not be waived except by an instrument in writing signed by or on behalf of the party against whom such waiver is sought to be enforced.

         11.11 Indemnification. In consideration of the Investor's execution and delivery of this Agreement and the Ancillary Documents and purchase of the Shares hereunder, and in addition to all of the Company's other obligations under this Agreement and the other Ancillary Documents, from and after the Closing, the Company shall defend, protect, indemnify and hold harmless the

Investor and each other holder of the Shares and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement, collectively, the Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, any other Ancillary Document or any other certificate, instrument or document contemplated hereby or thereby, (ii) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, any other Ancillary Document or any other certificate, instrument or document contemplated hereby or thereby or (iii) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (A) the execution, delivery, performance or enforcement of this Agreement, any other Ancillary Document or any other certificate, instrument or document contemplated hereby or thereby, (B) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance and sale of the Shares, or (C) the status of the Investor or holder of the Shares as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         11.12 Payment Set Aside. To the extent that the Company makes a payment or payments to the Investor hereunder or pursuant to any of the other Ancillary Documents or the Investor enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         11.13 Joint Participation in Drafting. Each party to this Agreement has participated in the negotiation and drafting of this Agreement and the other Ancillary Documents. As such, the language used herein and therein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.

                                   ARTICLE XII
                                   DEFINITIONS

         12.1 Certain Defined Terms. As used in this Agreement, each of the following terms has the meaning given it in this Article:

         "Affiliate" of any Person means (i) any Person directly or indirectly controlled by, controlling or under common control with such first Person, (ii) any director or officer of such first Person or of any Person referred to in clause (i) above, and (iii) if any Person in clause (i) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. For purposes of this definition, any Person which owns directly or indirectly 50% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 50% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to "control" (including, with its correlative meanings, "controlled by" and "under common control with") such corporation or other Person.

         "Ancillary Documents" means each agreement, instrument, and document (other than this Agreement) executed or to be executed by the Company or Investor in connection with the sale and purchase of the Shares and the other transactions contemplated by this Agreement.

         "Applicable Law" means any statute, law, rule, or regulation or any judgment, order, writ, injunction, or decree of any Governmental Entity to which a specified person or property is subject.

         "Business Day" means any day other than a Saturday, a Sunday, or a day on which banking institutions in Houston, Texas are authorized or obligated by law or executive order to close.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time and any successor statute.

         "Common Stock" means the common stock, par value of $0.01 per share, of the Company, and such other class of securities as shall represent the common equity of the Company.

         "Debt" means, for any Person the sum of the following (without duplication): (i) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments (including principal, interest, fees and charges); (ii) all obligations of such Person (whether contingent or otherwise) in respect of bankers acceptances, letters of credit, surety or other bonds and similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of Property or services (other than for borrowed money) excluding trade payables; (iv) all obligations under leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable (whether contingent or otherwise); (v) all obligations under leases (other than capital leases and oil and gas leases) which require such Person or its Affiliate to make payments exceeding $50,000 over the term of such lease, including payments at termination, which are substantially equal to at least eighty percent (80%) of the purchase price of the Property subject to such lease plus interest at an imputed market rate of interest; (vi) all Debt (as described in the other clauses of this definition) of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; (vii) all Debt (as described in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt of others; (viii) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others including without limitation agreements expressed as an agreement to purchase the Debt or Property of others or otherwise; (x) obligations to pay for goods or services whether or not such goods or services are actually received or utilized by such Person; (xi) any capital stock of such Person in which such Person has a mandatory obligation to redeem such stock (xii) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment; and (xiii) all obligations of such Person under Hedging Agreements.

         "Encumbrances" means Liens, charges, pledges, options, mortgages, deeds of trust, security interests, claims, restrictions (whether on voting, sale, transfer, disposition, or otherwise), easements, and other encumbrances of every type and description, whether imposed by law, agreement, understanding, or otherwise.

         "Environmental Laws" means any and all Governmental Requirements pertaining to the environment in effect in any and all jurisdictions in which the Company or any Subsidiary is conducting or at any time has conducted business, or where any Property, including, without limitation, Oil and Gas Property, of the Company or any Subsidiary is located, including without limitation, OPA, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Safe Drinking Water ACT, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. As used in the provisions hereof relating to Environmental Laws, the term "oil" shall have the meaning specified in OPA, the terms "hazardous substance" and "release" (or

"threatened release") have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposal") have the meanings specified in RCRA; provided that to the extent the laws of the state in which any Oil and Gas Property of the Company or any Subsidiary is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

         "ERISA Affiliate" means each trade or business (whether or not incorporated) which together with the Company or any Subsidiary of the Company would be deemed to be a "single employer" within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

         "Excepted Liens" means: (i) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (ii) Liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (iii) operators', vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or other like Liens arising by operation of law in the ordinary course of business or customary landlord's liens, each of which is in respect of obligations that have not been outstanding more than 60 days or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP; (iv) encumbrances (other than to secure the payment of borrowed money or the deferred purchase price of property or services), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any rights of way or other property for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and defects, irregularities, zoning restrictions and deficiencies in title of any rights of way or other property which in the aggregate do not materially impair the use of such rights of way or other property for the purposes of which such rights of way and other property are held or materially impair the value of such property subject thereto; and
(vi) deposits of cash or securities to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Governmental Entity" means any court or tribunal in any jurisdiction (domestic or foreign) or any public, governmental, or regulatory body, agency, department, commission, board, bureau, or other authority or instrumentality (domestic or foreign).

         "Governmental Requirement" means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (in the case of banking regulatory authorities whether or not having the force of law), including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Entity.

         "Hedging Agreements" means any commodity, interest rate or currency swap, cap, floor, collar, forward agreement or other exchange or protection agreements or any option with respect to any such transaction.

         "Lien" means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property. For the purposes of this Agreement, a Person shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person in a transaction intended to create a financing.

         "Material Adverse Effect" means any change, development, or effect (individually or in the aggregate) which is, or is reasonably likely to be, materially adverse (i) to the business, assets, results of operations, condition (financial or otherwise), or prospects of the Company and the Subsidiaries considered as a whole, except for such changes, developments or effects in general economic, capital market, regulatory or political conditions or oil and gas industry and do not disproportionately affect such Person, or (ii) to the ability of the Company to perform on a timely basis any material obligation of the Company under this Agreement.

         "Material Agreement" means (a) any written agreement, contract, lease, commitment, understanding, instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties may be bound involving total value or consideration or liability in excess of $50,000 (except contracts, agreements and arrangements made with customers or suppliers in the ordinary course of business), (b) any loan or credit agreement, bond, debenture, note, mortgage or indenture by which the Company or any Subsidiary or any of their respective properties may be bound, or (c) any agreement set forth as an exhibit to the Company's Form 10-KSB for the fiscal year ended December 31, 2003.

         "Person" or "person" means any  individual,  corporation,  partnership,
joint   venture,   association,    joint-stock   company,   trust,   enterprise,
unincorporated organization, or Governmental Entity.

         "Plan" means any employee pension benefit plan, as defined in Section 3(2) of ERISA, which (i) is currently or hereafter sponsored, maintained or contributed to by the Company, any Subsidiary or an ERISA Affiliate, or (ii) was at any time during the preceding six calendar years sponsored, maintained or contributed to, by the Company, any Subsidiary or an ERISA Affiliate.

         "Proceeding" means any action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

         "Property" means all assets, including all personal (tangible and intangible) and real property rights, titles and interests.

         "PUHCA" means the Public Utility Holding Company Act of 1935, as amended.

         "Qualified Investor" means the Investor, at any time during which the Investor (i) beneficially owns (together with its Affiliates) 5% or more of the outstanding Common Shares, and (ii) has not taken any action to (a) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, or direct or indirect rights or options to acquire beneficial ownership of thirty percent (30%) or more of the voting securities of the Company, (b) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote (as such terms are used in the proxy rules of the SEC) in opposition to the recommendation of the majority of the Company's directors with respect to any matter, (c) propose any merger, consolidation, sale of substantially all the assets, or business combination with or involving the Company over the objection of the Board of Directors of the Company or (d) initiate any legal proceedings against the Company or any of its Affiliates (other than any arising out of this Agreement).

         "reasonable best efforts" means a party's best efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable expense.

         "Rule 144" means Rule 144 promulgated under the Securities Act.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Subsidiaries" means all Persons controlled directly or indirectly by the Company, or in which the Company directly or indirectly owns an equity or voting interest of fifty percent (50%) or more. For purposes hereof, "controlled" means the power to direct the management or policies of a person, whether through voting securities, by contract or otherwise.

         IN WITNESS WHEREOF, the parties have executed this Agreement, or caused this Agreement, which may be executed in multiple counterparts, to be executed by their duly authorized representatives, all as of the day and year first above written.





                                  THE COMPANY:

                                  NATURAL GAS SERVICES GROUP, INC.


                                  By:       /s/ Wallace C. Sparkman
                                     -------------------------------------------
                                        Wallace C. Sparkman, President


                                  INVESTOR:

                                  CBARNEY INVESTMENTS, LP

                                  By:  Celby & Company, LLC, its general partner


                                  By:       /s/ Charles L. Barney
                                     -------------------------------------------
                                         Charles L. Barney, Chairman

                             SCHEDULE 3.7

                                   Liabilities

                                  Note Payable

                                    Schedule
                                  June 30, 2004

                                        Interest                Maturity         June 30, 2004
       Description                        Rate                    Date              Balance
Western National Bank (826759)               5.25%              3/18/2006       $        14,077

Western National Bank (826913)        Prime + 1.0%               2/5/2006                14,156

Western National Bank (827110)        Prime + 1.0%              9/15/2006                13,212

Thomas H. Jackson (NGSG Building)               7%             10/15/2009                66,498

Western National Bank (816755)                  7%              9/15/2010               191,044

GMAC                                          0.0%              12/9/2004                 7,161

Ford Motor Co (7330)                            0%              7/21/2006                41,073

Ford Motor Co  (2607)                           0%              7/21/2006                41,894

Ford Motor Co (2373)                            0%              8/21/2006                42,594

Ford Motor Co (2448)                            0%              8/21/2006                42,594

Ford Motor Co (5297)                            0%             10/25/2003                24,077

Western National Bank (126910)               5.25%             12/13/2005                23,491

Western National Bank (841975)        Prime + 1.5%              8/28/2005                11,711

Western National Bank (841977)        Prime + 1.5%              4/28/2007                35,700

Western National Bank (816930)         Prime + 1.%               7/6/2004                 3,126



Western National Bank (817095)         Prime + 1.%              4/23/2005                16,904

Western National Bank (826740)         Prime + 1.%              1/15/2006                15,115

Western National Bank - 826957         Prime + 1.%              8/15/2006                27,750

Western National Bank - 827006         Prime + 1.%              5/28/2006                25,294

Western National Bank (817299)        Prime + 1.0%              9/15/2007             6,325,502

Western National Bank (817300)        Prime + 1.0%             11/15/2009             4,365,000

Western National Bank  (827130)        Prime + 1.%             11/15/2006                29,784

Western National Bank                  Prime + 1.%             11/15/2006                16,372
                                                                                ---------------
                                                                                $    11,394,129

                                                                                ---------------
AMEX Business Finance (378481) -
Lease                                       10.50%             10/10/2005       $        21,347
                                                                                ===============

Line of credit Western National Bank
(816559)                              Prime + 1.0%     S/T line of credit       $       361,377
                                                                                ===============

                                                                                ===============
Subordinated notes - various holders        10.0%              12/31/2006       $     1,539,261
                                                                                ===============

                                  SCHEDULE 3.13

                                  Subsidiaries


Hy-Bon Rotary Compression, LLC, a Texas limited liability company

                                  SCHEDULE 3.16

                                Titles and Assets


Natural Gas Services Group, Inc. has granted liens and security interests to and in favor of Western National Bank covering the following types of property:

(i)      all Accounts;

(ii)     all Contracts;

(iii)    all Documents;

(iv)     all Equipment;

(v)      all Instruments;

(vi)     all Inventory; and

(vii) all Proceeds and all present and future increases, combinations, reclassifications, improvements and products of, accessions, attachments, and other additions to, and substitutes and replacements for all or any part of the foregoing.

                                  SCHEDULE 3.17

                                   Intangibles


Flaretip Patents (Net book value)                                    $   100,200

                                  SCHEDULE 3.18

                               Material Agreements

Purchase and Sale Agreement by and between Hy-Bon Engineering Company, Inc. and NGE Leasing, Inc.

Articles of incorporation.

Amendment to articles of incorporation dated March 31, 1999, and filed on May 25, 1999.

Amendment to articles of incorporation dated July 25, 2001, and filed on July 30, 2001.

Amendment to articles of incorporation dated June 18, 2003, and filed on June 19, 2003.

Articles of Merger filed on December 30, 2003 to be effective January 1, 2004 merging NGE Leasing, Inc into Natural Gas Services Group, Inc.

Articles of Merger filed on December 30, 2003 to be effective January 1, 2004 merging Rotary Gas Systems, Inc. into Natural Gas Services Group, Inc.

Articles of Merger filed on December 30, 2003 to be effective January 1, 2004 merging Great Lakes Compression, Inc. into Natural Gas Services Group, Inc.

Bylaws.

Warrant agent agreement.

Lock-up agreements.  (Now expired)

Representative's option for the purchase of common stock.

Representative's option for the purchase of warrants.

1998 Stock Option Plan.

Asset Purchase Agreement between Natural Gas Acquisition Corporation and Great Lakes Compression, Inc. dated January 1, 2001.

Amendment to Guaranty Agreement between Natural Gas Services Group, Inc. and Dominion Michigan Production Services, Inc.

Series A 10% Subordinated Notes due December 31, 2006.

Warrants issued to Berry-Shino Securities, Inc.

Warrants issued to Neidiger, Tucker, Bruner, Inc.

Warrant issued in March 2001 for guaranteeing debt.

Warrant issued in April 2002 for guaranteeing debt.

Exhibits 3(c)(1), 3(c)(2), 3(c)(3), 3(1)(4), 13(d)(1),  13(d)(2) and 13(d)(3) to
Asset Purchase Agreement between Natural Gas Acquisition Corporation and Great Lakes Compression, Inc. dated January 1, 2001.

Articles of Organization of Hy-Bon Rotary Compression, L.L.C. dated April 17, 2000 and filed on April 20, 2001.

Regulations of Hy-Bon Rotary Compression, L.L.C.

First Amended and Restated Loan Agreement between Natural Gas Services Group, Inc. and Western National Bank

Termination of Employment Agreement Letter relating to the Employment Agreement of Alan Kurus

Termination of Employment Agreement Letter relating to the Employment Agreement of Wayne Vinson

Termination of Employment Agreement Letter relating to the Employment Agreement of Earl R. Wait

Lease Agreement dated June 1, 2003 with Steven J. & Katherina L. Winer

Lease Agreement dated June 19, 2003 with Wise Commercial Properties

Lease Agreement dated April 1, 2004 with City of Midland, TX.

Various loan agreements related to loans listed on Schedule 3.7 incorporated herein.

                                  SCHEDULE 3.19


                               Hedging Agreements




None.

                                  SCHEDULE 3.21


                                    Insurance


Property Coverage
Carrier                                         St. Paul Fire & Marine Ins. Co
Policy Period                                   4/25/04 - 4/25/05
Policy No.                                      Vk04200283
Limits                                          Buildings - $1,330,000
                                                Contents - $860,000
Deductible                                      Buildings - $1,000
                                                Contents - $1,000

Commercial General
Carrier                                         St. Paul Fire & Marine Ins. Co
Policy Period                                   4/25/04 - 4/25/05
Policy No.                                      Vk0420028303
Limits                                          Each Occurrence - $1,000,000
                                                Aggregate - $2,000,000
Deductible                                      $25,000

Workers' Comp/Employee
Carrier                                         St. Paul Fire & Marine Ins. Co
Policy Period                                   4/25/04 - 4/25/05
Policy No.                                      Wva4203079
Limits                                          Each Accident - $1,000,000
Deductible                                      $0

Excess Primary Umbrella
Carrier                                         St. Paul Fire & Marine Ins. Co
Policy Period                                   4/25/04 - 4/25/05
Policy No.                                      Vk04200283
Limits                                          Each Occurrence - $5,000,000
                                                Aggregate - $5,000,000
Retention                                       $10,000

Directors and Officers                          N/A
Carrier
Policy Period
Policy No.

Automobile Liability
Carrier                                         St. Paul Fire & Marine Ins. Co
Policy Period                                   4/25/04 - 4/25/05
Policy No.                                      Vk0420028303
Limits                                          $1,000,000
Deductible                                      $1,000

                                  SCHEDULE 3.22


                                   Litigation



None.